SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  July 31, 2000


                            FOAMEX INTERNATIONAL INC.
                                   FOAMEX L.P.
                           FOAMEX CAPITAL CORPORATION
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               (Exact name of registrant as specified in charter)

      Delaware                       0-22624                 05-0473908
      Delaware                       1-11432                 05-0475617
      Delaware                       1-11436                 22-3182164
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(State or other jurisdiction       (Commission            (IRS Employer
of incorporation)                  File Number)           Identification No.)


1000 Columbia Avenue, Linwood, PA                             19061
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code (610) 859-3000




                                       N/A
          (Former name or former address, if changed since last report)

Item 5.     Other Events.

On July 31, 2000, Foamex International Inc. (the "Company") issued a press release announcing that the Company had reached an agreement (the "Exchange Agreement") with The Bank of Nova Scotia (the "Bank") relating to shares of the Company's common stock pledged to the Bank by an affiliate of Trace International Holdings, Inc., which is in bankruptcy. The Exchange Agreement provides for a transfer of the Company shares pledged to the Bank in a manner that avoids triggering the "change of control" provision in the Company's subsidiaries' credit agreements and the indentures for their public debt.

The press release concerning this announcement is filed as an Exhibit hereto and is incorporated herein by reference.

Item 7.     Financial Statements and Exhibits.

      (c)  Exhibits.



       Exhibit        Description

         99 Press release of Foamex International Inc., dated July 31, 2000

         4.14 Letter Agreement, dated as of July 31, 2000, between the Company and The Bank of Nova Scotia, together with exhibits thereto.

                                   Signatures



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 4, 2000

                                   FOAMEX INTERNATIONAL INC.


                                     /s/ John G. Johnson, Jr.
                                   ------------------------------
                                   Name:  John G. Johnson Jr.
                                   Title: President and Chief Executive Officer


                                   FOAMEX L.P.

                                   BY FMXI, INC.
                                      its Managing General Partner


                                        /s/ George L. Karpinski
                                   ------------------------------
                                   Name:  George L. Karpinski
                                   Title: Vice President


                                   FOAMEX CAPITAL CORPORATION


                                        /s/ George L. Karpinski
                                   ------------------------------
                                   Name:  George L. Karpinski
                                   Title: Vice President